UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 5, 2010
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Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)
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New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973)736-9340

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 5, 2010, Lincoln Educational Services Corporation (the “Company”) received a request for information from the U.S. Senate Committee on Health, Education, Labor and Pensions in connection with the Committee’s review of matters related to for-profit colleges receiving Title IV student financial aid.  In its request, the Committee stated that it is seeking information and documents from the Company to more accurately understand how the Company uses Federal resources, including how it recruits and enrolls students, sets program price or tuition, determines financial aid including private or institutional loans, tracks attendance, handles withdrawal of students and return of Title IV dollars and manages compliance with the requirement that no more than 90% of revenues come from Title IV dollars. The Committee is also seeking a complete understanding of the number of students who complete or graduate from programs offered by the Company, how many of those students find new work in their educational area, the debt levels of students enrolling and completing programs and how the Company tracks and manages the number of students who risk default within the cohort default rate window.

The information that the Company has been requested to provide includes information relating to the Company’s management, operating and financial results, amount of revenue generated from government and private financial aid, student enrollment and completion, tuition and program costs, recruiting, student loan and default management, institutional lending programs, regulatory compliance and other matters.

The Company believes this request is one of 30 similar requests made to private sector education companies, including all such publicly traded companies.  The Company has been requested to provide the first part of the specified information by August 26, 2010 and the balance of the information by September 16, 2010.  The Company intends to cooperate with the Committee to provide the requested information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: August 10, 2010

	By:	/s/ Shaun E. McAlmont
		Name:	Shaun E. McAlmont
		Title:	President and Chief Executive Officer